Exhibit 10.24
SECOND LOAN MODIFICATION AGREEMENT
THIS SECOND LOAN MODIFICATION AGREEMENT (“Agreement”) is entered into effective as of March 5, 2026 (“Effective Date”), by and among: (i) COMMUNITY TRUST BANK, INC., a Kentucky corporation (“Bank”); and (ii) CORBIN PROJECT LLC, ARQ PROJECTS HOLDING COMPANY LLC, ARQ CORBIN LLC and ARQ CORBIN LAND LLC, each a Delaware limited liability company (collectively, “Borrowers”).
RECITALS:
A.Pursuant to that certain Loan Agreement (USDA Guaranteed Loan) by and among Bank, Borrowers, and Arq St. Rose LLC, a Delaware limited liability company and affiliate of Borrowers (“Arq St. Rose”), dated January 27, 2021, as amended by that certain letter agreement by and among Bank, Borrowers, and Arq St. Rose dated January 21, 2022; by that certain Loan Modification Agreement by and among Bank, Borrowers, Arq St. Rose, and Advanced Emissions Solutions, Inc., n/k/a Arq, Inc., a Delaware corporation, dated June 2, 2023; and as otherwise amended, modified and/or extended by the parties from time to time (collectively, “Loan Agreement”), Bank has previously established for Borrowers a term loan in the original principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (“Loan”).
B.The Loan is further evidenced by: (i) that certain Promissory Note dated January 27, 2021, made jointly and severally payable by Borrowers and Arq St. Rose to the order of Bank in the original principal amount of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) (collectively as amended, modified and/or extended by the parties from time to time, “Note A”), which was guaranteed by the United States Department of Agriculture pursuant to the “USDA Loan Note Guarantee” defined in the Loan Agreement; and (ii) that certain Promissory Note dated January 27, 2021, made jointly and severally payable by Borrowers and Arq St. Rose to the order of Bank in the original principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) (collectively as amended, modified and/or extended by the parties from time to time, “Note B”). Note A and Note B are referred to herein collectively as the “Notes.”
C.Due to certain technical, design and production issues at the coal refuse processing plant operated by Borrowers in Corbin, Kentucky, and the activated carbon manufacturing plant operated by an indirect subsidiary of Borrowers’ parent company, Arq, Inc., in Red River Parish, Louisiana, Borrowers are exploring potential new end-users and markets for the materials produced by Borrowers.
D.Borrowers have requested that Bank waive Borrowers’ obligation to comply with certain required financial covenants for the 2025 fiscal year, agree to refrain from testing such financial covenants for the 2026 fiscal year and take certain other actions, as described more particularly herein. As an inducement to Bank to take the foregoing actions, without which inducement Bank would be unwilling to do so, Borrowers have agreed to enter into this Agreement.

AGREEMENT:
NOW, THEREFORE, for and in consideration of the Recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.RECITALS; CAPITALIZATION; CERTAIN DEFINED TERMS.    The foregoing Recitals are confirmed by the parties as true and correct in all respects, are incorporated herein by reference and are substantive, contractual parts of this Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as are given to them in the Loan Agreement and/or the other Loan Documents, as applicable. The definition of the term “Loan Documents” set forth in the Loan Agreement is hereby amended to include this Agreement. To the extent not expressly amended or modified hereby and/or in connection herewith, all of the Loan Documents are hereby deemed to be amended or modified to the extent necessary to reflect the terms and conditions of this Agreement. Borrowers hereby acknowledge and agree that all liens, security interests and pledges created by the Loan Documents do, and shall continue to, fully secure the entire amount of the Loan.
2.CURRENT OUTSTANDING PRINCIPAL BALANCE; NO FURTHER LOAN PROCEEDS AVAILABLE. As of February 26, 2026, the outstanding principal balance of Note A is Six Million Six Hundred Fifty-One Thousand Forty and 83/100 Dollars ($6,651,040.83) and the outstanding principal balance of Note B is One Million Six Hundred Sixty-Two Thousand Seven Hundred Forty-One and 42/100 Dollars ($1,662,741.42). NOTWITHSTANDING THE FACE AMOUNTS OF THE NOTES OR ANYTHING CONTAINED THEREIN, HEREIN OR IN ANY OTHER LOAN DOCUMENT TO THE CONTRARY, BORROWERS ACKNOWLEDGE AND AGREE THAT THE PROCEEDS OF THE NOTES HAVE BEEN FULLY DISBURSED TO BORROWERS PREVIOUSLY AND THAT BORROWERS ARE NOT ENTITLED TO ANY FURTHER DISBURSEMENTS OF PROCEEDS UNDER THE NOTES.
3.AFFIRMATION    AND    REAFFIRMATION    OF OBLIGATIONS. Borrowers acknowledge, affirm and reaffirm their respective obligations under the Loan Agreement, Notes, this Agreement and the other Loan Documents, as modified hereby, and further acknowledge that the Loan Agreement, Notes and the other Loan Documents, as modified hereby, are and shall remain in full force and effect. Borrowers acknowledge that the outstanding principal balances of the Notes as of February 26, 2026, as set forth in Section 2 above, plus interest accrued and accruing thereon, and all fees, costs, expenses and other charges now and hereafter payable by Borrowers to Bank under the Loan Documents in connection therewith and herewith, are unconditionally owing by Borrowers to Bank, without claim, offset, defense or counterclaim of any kind whatsoever. Borrowers hereby remake and restate, as of the date of this Agreement, each and every warranty and representation set forth in the Loan Agreement, Notes and the other Loan Documents, as modified hereby, and further represent and warrant to Bank that no “Event of Default” as defined in the Loan Agreement, this Agreement, or in any of the other Loan Documents now exists (other than any such Event of Default which Bank waives pursuant to this Agreement).

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4.MODIFICATION OF LOAN DOCUMENT TERMS.    The parties hereby agree as follows:
4.1Financial Covenants. The financial covenants set forth in Sections 5.12(a), (b) and (c) of the Loan Agreement, respectively pertaining to “Ratio of Indebtedness to Net Worth,” “Minimum Balance Sheet Equity” and “Debt Service Coverage Ratio” are collectively referred to herein as the “Financial Covenants.” Due to the issues described in Recital C of this Agreement, the parties agree as follows with respect to the Financial Covenants, provided, however, that Bank’s agreements set forth in this Section 4.1 are expressly conditioned and contingent upon Borrowers’ observance and performance of Borrowers’ obligations under this Agreement, including, without limitation, as set forth in Section 4.2:
(a)Bank hereby waives Borrowers’ obligations to satisfy the Financial Covenants for the fiscal year ending December 31, 2025;
(b)Bank agrees to refrain from testing the Financial Covenants for the fiscal year ending December 31, 2026; and
(c)The Financial Covenants will be tested on a going-forward basis for as long as any portion of the Loan remains outstanding, commencing with the fiscal year ending December 31, 2027, in accordance with the procedures set forth in the Loan Agreement.
4.2Additional Deposit – Interest Reserve Account. The parties acknowledge and agree that, as a condition to Bank’s willingness to enter into this Agreement, Borrowers have deposited the sum of Seven Hundred Fifty-Two Thousand Five Hundred and No/100 Dollars ($752,500.00) (“Additional Deposit”) into the “Interest Reserve Account” defined in the Loan Agreement in order to increase the total balance of the Interest Reserve Account to at least One Million Nine Hundred Fifty-Six Thousand Eight Hundred and No/100 Dollars ($1,956,800.00) (“Required Minimum Balance”), which is an amount sufficient to pay all regularly scheduled payments of principal and interest on the Notes for a period of eighteen (18) months from the date upon which the Additional Deposit was made. The term “Interest Reserve Funds” defined in the Interest Reserve Escrow and Security Agreement by and among Bank and Borrowers dated January 27, 2021 (collectively as amended and/or modified by the parties from time to time, “Escrow Agreement”), is hereby amended to include the Additional Deposit, and the parties acknowledge and agree that both the security interest previously granted by Borrowers to Bank in and to the Interest Reserve Funds and Bank’s right of offset or setoff apply to the Additional Deposit. Notwithstanding any provision of this Agreement that may be interpreted to the contrary, Borrowers acknowledge and agree that Bank’s receipt of the Additional Deposit is a condition precedent to the effectiveness of this Agreement.
Notwithstanding any provision of any of the Loan Documents to the contrary, including any provision of the Escrow Agreement:
(a)Bank shall place a hold on the Interest Reserve Account in the amount of the Required Minimum Balance; while any portion of the Loan remains outstanding, Borrowers shall not be entitled to withdraw any funds from the Interest Reserve Account that would result in the balance of the Interest Reserve Account being less than the Required Minimum Balance;

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and all withdrawals from the Interest Reserve Account that are permissible under this Section 4.2(a) shall require Bank’s prior written approval;
(b)Upon the occurrence of an “Event of Default” defined in the Loan Agreement, and the continuance of such Event of Default beyond any applicable grace, notice or cure period, Bank shall have the right, without further order, notice or direction to or from Borrowers or any other Person, to apply all or any portion of the Interest Reserve Funds to the then-outstanding principal balance of the Loan and any accrued but unpaid interest thereon; and
(c)In the event that Bank applies any of the Interest Reserve Funds as set forth in the preceding Section 4.2(b), Borrowers shall, within two (2) Business Days of Bank’s written demand, make such additional deposits to the Interest Reserve Account as may be necessary to bring the balance of the Interest Reserve Account to an amount sufficient to pay all regularly scheduled payments of principal and interest on the Loan for a period of eighteen (18) months from the date of such written demand, which amount shall constitute the new Required Minimum Balance within the meaning of this Section 4.2.
4.3Interest Rate Applicable to Interest Reserve Account. Bank agrees that the interest rate applicable to the Interest Reserve Account shall be a floating rate equal to the federal funds rate, as the same shall change from time to time, minus two percent (2.00%), from and after the Effective Date; provided however in no event shall the interest rate applicable to the Interest Reserve Account drop below zero percent (0.00%).
4.4Grant of Additional Security Interests; Amendment to Security Agreement. The parties hereby agree as follows:
(a)To further secure the indebtedness evidenced by the Loan Documents, Borrowers hereby grant to Bank a security interest in all of Borrowers’ “equipment” (as defined in Section 9-102 of the UCC), regardless of where located, used at and/or in connection with the coal refuse processing plant owned and/or operated by Borrowers (including, without limitation, all such equipment which Borrowers have acquired or will acquire, or have acquired rights in or will acquire rights in, via funding provided or to be provided by Borrowers’ indirect parent company, Arq, Inc.), in Corbin, Kentucky, together with all related attachments, additions, accessions, toolings and spare and replacement parts for any and all of the foregoing (collectively, “Equipment”), regardless of whether such Equipment is or was financed by Bank; all “general intangibles,” “payment intangibles,” “supporting obligations,” “accessions,” “chattel paper,” “electronic chattel paper,” “documents,” “instruments,” “letters of credit” and “letter-of-credit rights” (as defined in Section 9-102 of the UCC) arising from and/or related to any of the Equipment; all insurance policies covering or pertaining to any of the Equipment; all books, records, files, computer files and programs pertaining to any of the Equipment; and all “proceeds” (as defined in Section 9-102 of the UCC) of any and all of the foregoing, in each case whether now owned or existing or hereafter acquired or arising. All of the foregoing is collectively referred to in this Agreement as the “New Collateral.”
(b)The “Security Agreement” defined in the Loan Agreement is hereby deemed amended to add the New Collateral to the “Collateral” defined therein, and Borrowers hereby authorize Bank to prepare and file such amendments to UCC Financing Statement File

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No. 2021 0706508, previously filed by Bank in the Delaware Department of State’s Office, to add the New Collateral.
5.STATUS OF LEASE AND SUBLEASE. Borrowers represent and warrant to Bank that, as of the Effective Date, the “Lease” and “Sublease” defined in the Loan Agreement are in full force and effect, no Borrower is in default under the Lease or Sublease and there are no circumstances or conditions currently existing which, with the passage of time, the giving of notice or both, would result in occurrence or existing of a default by a Borrower under the Lease or Sublease.
6.DISSOLUTION OF ARQ ST. ROSE. The parties acknowledge and agree that Arq St. Rose has been dissolved.
7.ORGANIZATIONAL STRUCTURE; EVIDENCE OF AUTHORITY; OPERATING AGREEMENTS. Borrowers represent and warrant to Bank that: (a) the organizational chart of Borrowers, attached hereto as Exhibit A, (b) the written consent of Borrowers executed and delivered to Bank in connection with this Agreement attached hereto as Exhibit B, and (c) Borrowers’ operating agreements attached hereto as Exhibit C are all true, accurate and complete in all respects and are in full force and effect as of the Effective Date. All of the foregoing exhibits are incorporated herein by reference.
8.WAIVER AND RELEASE OF CLAIMS; COVENANT NOT TO SUE. Borrowers agree that as of the Effective Date Bank has fully and timely performed all of its obligations and duties in compliance with the Loan Documents and applicable law and has acted reasonably, in good faith and appropriately under the circumstances. Therefore, as material inducement to Bank’s agreement to enter into this Agreement, without which Bank would be unwilling to do so, Borrowers as of the Effective Date hereby irrevocably and fully release, remise and discharge Bank and its officers, directors and employees from any and all claims, demands, damages, actions, causes of action, losses, liabilities and obligations, of whatsoever kind or nature, whether known or unknown, contingent or otherwise, and whether now existing or hereafter arising, related to or arising from the Loan (collectively, “Claims”). Borrowers hereby absolutely and unconditionally covenant and agree with and in favor of Bank that they will not pursue Bank (at law, in equity, in any regulatory proceeding or otherwise) on the basis of any Claim released, remised and discharged under this Agreement. If any of Borrowers violates the foregoing covenant, Borrowers jointly and severally agree to pay, in addition to such other damages as Bank may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by Bank as a result of such violation. The provisions of this Section 8 shall survive indefinitely and all claims, demands, damages, actions, causes of action, losses, liabilities and obligations, of whatsoever kind or nature, whether known or unknown, contingent or otherwise, and whether now existing or hereafter arising, related to or arising from the Loan (collectively, “Claims”). Borrowers hereby absolutely and unconditionally covenant and agree with and in favor of Bank that they will not pursue Bank (at law, in equity, in any regulatory proceeding or otherwise) on the basis of any Claim released, remised and discharged under this Agreement. If any of Borrowers violates the foregoing covenant, Borrowers jointly and severally agree to pay, in addition to such other damages as Bank may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by Bank as a result of such violation. The provisions of this Section 8 shall survive indefinitely.

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9.EVENT OF DEFAULT. It shall be an event of default under this Agreement if any of Borrowers fails to observe, perform and comply with any of Borrowers’ obligations under this Agreement or under any of the other Loan Documents, as modified hereby. Any event of default under this Agreement shall constitute an “Event of Default” under the Loan Agreement and Bank shall have all remedies with respect thereto to which Bank is entitled under the Loan Documents, at law and/or in equity, to the fullest extent available under applicable law.
10.REPRESENTATIONS AND WARRANTIES OF BORROWERS. Borrowers represent and warrant to Bank that:
(a)this Agreement is not being made or entered into with the actual intent to hinder, delay, or defraud any Person, and no action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy, has been instituted or threatened by or against any of Borrowers;
(b)this Agreement is not intended by the parties, and shall not be interpreted, to be a novation of the Notes or any of the other Loan Documents and all of the terms, conditions, rights and obligations as set out in the Loan Documents, as modified hereby, shall remain in full force and effect;
(c)Borrowers have the legal power and right to execute and deliver this Agreement and to observe and perform their obligations hereunder; their performance hereunder does not and will not violate any existing provision in Borrowers’ organizational or governing documents or any law applicable to any of them or otherwise constitute a default or violation under any existing contract or other obligation binding upon any of them or their property, with or without the passage of time, the giving of notice or both; each Person executing and delivering this Agreement on behalf of Borrowers has been duly authorized to do so by all necessary limited liability company action of Borrowers; and this Agreement is legally binding upon Borrowers;
(d)this Agreement and the other Loan Documents, as modified hereby and/or in connection herewith, collectively constitute the entire agreement among Bank and Borrowers with respect to the subject matter hereof; and
(e)Borrowers are under no duress or undue influence to sign this Agreement and have had the opportunity to be represented and advised by counsel.
11.NO WAIVER, COURSE OF DEALING OR COURSE OF PERFORMANCE BY BANK; PRESERVATION OF RIGHTS. The execution, delivery and performance of this Agreement shall be without prejudice to, and is not a waiver or release of, Bank’s rights at any time in the future to exercise any and all rights conferred upon Bank by the Loan Documents or otherwise at law and/or in equity upon the occurrence of an Event of Default under the Loan Documents or an event of default under this Agreement, including, without limitation, the commencement of collection proceedings against Borrowers. Bank’s agreement to enter into this Agreement and to take the actions described herein shall not be deemed to constitute a course of dealing or course of performance by and among Bank and Borrowers or to

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require Bank to grant Borrowers any additional concessions or to negotiate any additional modifications with Borrowers.
12.MISCELLANEOUS.
12.1Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same Agreement. Executed copies hereof may be delivered by facsimile, by email of a PDF document or by other electronic means, and, upon receipt, shall be deemed originals and binding upon the parties hereto, provided, however, that the foregoing shall not be deemed to prohibit Bank from requiring the delivery of original signatures. Signature pages may be detached and reattached to physically form one document. Each party agrees that if Bank permits the use of electronic signatures in this Agreement and if electronic signatures are used, they are intended to authenticate this Agreement and to have the same force and effect as manual, “wet ink” signatures. For purposes hereof, “electronic signatures” mean any electronic symbols or processes attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including .pdf, facsimile or email electronic signatures.
12.2Written Amendment; Binding Effect; Assignment. This Agreement shall not be altered, amended or modified except by the written agreement signed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Borrowers shall not assign this Agreement or any of their respective rights or obligations hereunder.
12.3Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky, without giving effect to any conflicts of law rule or principle that would require the application of the laws of another jurisdiction.
12.4Jurisdiction and Venue. Borrowers hereby irrevocably agree that any legal action or proceeding arising out of this Agreement shall be brought in the state courts located in Fayette County, Kentucky, or the federal courts for the Eastern District of Kentucky (or, at Bank’s option in its sole discretion, in any state or federal court of appropriate jurisdiction in which Bank at any time or from time to time chooses in its sole discretion to bring an action or otherwise exercise a right or remedy) and hereby irrevocably consent and submit to the jurisdiction of said courts and irrevocably waive any objection that Borrowers may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or in relation to this Agreement or any other Loan Document brought in any of such courts and also irrevocably waive any claim that any such suit, action or proceeding brought in any one of those courts has been brought in an inconvenient forum. Nothing herein shall in any way be deemed to limit the ability of Bank to serve any writs, process or summons in any other manner permitted by applicable law or to obtain jurisdiction over Borrowers in such other jurisdictions, and in such manner, as may be permitted by applicable law
12.5Jury Trial Waiver. BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY

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HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AND/OR ANY OTHER PROCEEDING BASED ON, ARISING OUT OF, UNDER AND/OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT AND/OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER WRITTEN OR ORAL) AND/OR ACTIONS OF BORROWERS AND/OR BANK.
12.6Interpretation. Section headings in this Agreement are used for convenience only and shall not be interpreted to define, limit, or describe the scope of this Agreement, or the intent of any provision hereof. The parties waive any statutory or common law presumption that would construe this Agreement against or in favor of the party who drafted it.
12.7Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall to any extent be held in any proceeding to be invalid, illegal or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it was held to be invalid, illegal or unenforceable, shall not be affected thereby, and shall be valid, legal and enforceable to the fullest extent permitted by law. Notwithstanding the foregoing, each party hereto agrees that it has reviewed the provisions of this Agreement, and that the same, taken as a whole, are fair and reasonable
12.8Further Assurances. Borrowers agree that Borrowers shall at any time hereafter upon Bank’s request furnish such additional information, execute and deliver (or cause to be executed or delivered) and do such other acts and things as Bank may reasonably request for the purpose of carrying out the intent of this Agreement.
12.9Reimbursement of Costs and Expenses. Borrowers agree to pay (or to reimburse Bank for), promptly upon demand by Bank, all costs, fees and expenses, including, without limitation, attorneys’ fees and costs, incurred by Bank in connection with the negotiation, preparation, administration and enforcement of this Agreement.
[Remainder of Page Intentionally Left Blank; Signature Pages Immediately Follow]

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IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the Effective Date.

COMMUNITY TRUST BANK, INC.

By: /s/ Jonathan Drage
Jonathan Drage, Commercial Loan Officer
(“Bank”)
Signature Page – Second Loan Modification Agreement

CORBIN PROJECT LLC

By: /s/ Robert Rasmus
Robert Rasmus, President

ARQ PROJECTS HOLDING COMPANY LLC

By: /s/ Robert Rasmus
Robert Rasmus, President

ARQ CORBIN LLC

By: /s/ Robert Rasmus
Robert Rasmus, President

ARQ CORBIN LAND LLC

By: /s/ Robert Rasmus
Robert Rasmus, President
(collectively, “Borrowers”)
Signature Page – Second Loan Modification Agreement